EXHIBIT 10.13

AMENDMENT TO

THE CREDIT SUPPORT FEE AGREEMENT

This Amendment is made by and between TOYOTA FINANCIAL SERVICES CORPORATION, a
 Japanese corporation (“TFS”) and TOYOTA MOTOR CREDIT CORPORATION, a U.S. corporation (“TMCC”),

WITNESSETH:

Whereas, TFS and TMCC have entered into the Credit Support Fee Agreement dated as of March 30, 2001 in respect of the Credit Support Agreement dated October 1, 2000 made by and between TFS and TMCC;

NOW, THEREFORE, TFS and TMCC hereby agree as follows:

1.	The rate of the Credit Support Fee stated in Section 2 of the Credit Support Fee Agreement hereby is changed from 0.05% to 0.06%.

2.	Section 1 (e) hereby is amended in its entirety to read as follows:

“Reference Period” means a six month period commencing on April 1 or October 1 of each calendar year and ending on September 30 of that year or March 31 of the following calendar year, respectively.

3.	Section 2 (b) hereby is amended in its entirety to read as follows:

In calculating the number of days elapsed in a Reference Period, the first day and the last day shall be included.

4.	The above amendments have been valid on and applied from and after April 1, 2005.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized representatives as of this 17 th day of June, 2005.

TOYOTA FINANCIAL SERVICES CORPORAION	TOYOTA MOTOR CREDIT CORPORATION
By: /s/ Hideto Ozaki Hideto Ozaki Representative Director	By: /s/ George Borst George Borst Representative Director